                                  EXHIBIT 2.1

                    CERTIFICATE OF INCORPORATION, AS AMENDED

                          CERTIFICATE OF INCORPORATION
                                       OF
                         BANNER CENTRAL FINANCE COMPANY

               The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

               FIRST: The name of this Corporation (the "Corporation") is Banner Central Finance Company.

               SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901 (Kent County). The name of the Corporation's registered agent at that address is National Corporate Research, Inc.

               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 25,000,000 shares, divided into 20,000,000 shares of Common Stock, par value $0.01 per share and 5,000,000 shares of Preferred Stock, par value $0.01 per share. The Board of Directors is authorized to provide for the issuance of the shares of the preferred stock in series, and, whether by filing a certificate pursuant to the applicable law of the State of Delaware or otherwise, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series of preferred stock and the qualifications, limitations or restrictions imposed thereon.

               FIFTH: The name and mailing address of the incorporator are as follows:

                     Kevin F. Donnelly
                     Manatt, Phelps & Phillips, LLP
                     11355 West Olympic Boulevard
                     Los Angeles, California  90064

               SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

               SEVENTH: To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (1) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived any improper personal benefit. Neither the amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.

               EIGHTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

               NINTH: Except as otherwise may be provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the By-laws of the Corporation may be adopted, repealed, rescinded, altered or amended only by the affirmative vote of a majority or more of the entire Board of Directors or the affirmative vote of the holders of a majority or more of the outstanding shares of the stock of the Corporation entitled to vote thereon.

               Executed at Los Angeles, California on September 5, 2000.

                                                /s/  Kevin F. Donnelly
                                           ------------------------------------
                                           Kevin F. Donnelly, Incorporator

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                         BANNER CENTRAL FINANCE COMPANY
                             a Delaware Corporation

               BANNER CENTRAL FINANCE COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

               1. That Article FOURTH to the Certificate of Incorporation of the Corporation is amended to read in full as follows:

               "FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 10,000,000 shares of Common Stock, par value $0.01 per share."

               2. That said amendment has been duly adopted in accordance with Sections 242 and 228 of the Delaware General Corporation Law by:

               (a) the adoption of resolutions of the Board of Directors of the Corporation; and

               (b) the adoption of resolutions by the holders of a majority of the outstanding shares of capital stock entitled to vote thereon.

               IN WITNESS WHEREOF, said BANNER CENTRAL FINANCE COMPANY has caused this Certificate of Amendment to be signed by Gary M. Cypres, its Chief Executive Officer, the 6th day of September, 2000.




                                        BY:    /s/ Gary M. Cypres
                                        ----------------------------------------
                                        Gary M. Cypres, Chief Executive Officer

                                       3